Unified Funds Amendment No. 2

                       Agreement and Declaration of Trust


     1. Pursuant to Section 4.1 of the Agreement and Declaration of Trust of the Unified Funds and effective upon execution of this document, the undersigned, being a majority of the trustees of the Unified Funds, hereby establish eight
(8) new series of shares of the Trust and designate such series the "Unified Select 30 Index Fund" and "Unified Select 500 Index Fund" and "Unified Select 2000 Index Fund" and "Unified Select International Equity Index Fund" and "Unified Select REIT Index Fund" and "Unified Select Internet Fund" and "Unified Select Bond Index Fund" and "Unified Select Money Market Fund" (the "Series"). The relative rights and preferences of each series shall be those rights and preferences set forth in Section 4.2 of the Agreement and Declaration of Trust of the Unified Funds.

     2. This document shall have the status of an Amendment to said Agreement and Declaration of Trust, and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                                              /s/ John Hinkel Jr.
                                              -----------------------
                                              John E. Hinkel, Jr.


                                              /s/ Timothy L. Ashburn
                                              ------------------------
                                              Timothy L. Ashburn


                                              /s/ Philip L. Conover
                                              ---------------------
                                              Philip L. Conover

                                              /s/ David E. LaBelle
                                              --------------------
                                              David E. LaBelle


                                              /s/ Daniel J. Condon
                                              --------------------
                                              Daniel J. Condon




Dated:   2-16-99



                                              /s/ David Bottoms
                                              -----------------
                                              David Bottoms